                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                    STEWART INFORMATION SERVICES CORPORATION
                (Name of Registrant as Specified in its Charter)

                    STEWART INFORMATION SERVICES CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies: N/A

         2)       Aggregate number of securities to which transaction applies:
                  N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         4)       Proposed maximum aggregate value of transaction: N/A

         5)       Total fee paid: N/A

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid: N/A

         2)       Form, Schedule or Registration Statement No.: N/A

         3)       Filing Party: N/A

         4)       Date Filed: N/A

                    STEWART INFORMATION SERVICES CORPORATION

                             1980 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 25, 2003

     Notice is hereby given that the Annual Meeting of the Stockholders of Stewart Information Services Corporation, a Delaware corporation (the "Company"), will be held on Friday, April 25, 2003, at 8:30 A.M. in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas, for the following purposes:

         (1) To elect directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

         (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of record of Common Stock and Class B Common Stock of the Company at the close of business on February 26, 2003 will be entitled to vote at the meeting.

                                             By Order of the Board of Directors,

                                             Max Crisp

                                             Secretary


March 21, 2003


                                    IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                    STEWART INFORMATION SERVICES CORPORATION
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 25, 2003

     This Proxy Statement is furnished to the stockholders of Stewart Information Services Corporation (the "Company"), 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056 (Tel. No. 713/625-8100), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on Friday, April 25, 2003, at 8:30 A.M. in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas, or any adjournment thereof.

     Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement is being mailed on or about March 21, 2003 to stockholders of record at the close of business on February 26, 2003 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 16,681,212 shares of Common Stock and 1,050,012 shares of Class B Common Stock, and only the holders of record on such date shall be entitled to vote at the meeting. As long as 600,000 or more shares of Class B Common Stock are issued and outstanding, at each election of directors the Common Stock and Class B Common Stock are voted as separate classes. Shares of the Company's Class B Common Stock are convertible on a one-for-one basis into shares of the Company's Common Stock.

     The holders of Common Stock, voting as a class, are entitled to elect five of the nine directors of the Company. Each share of Common Stock is entitled, at the option of the person voting such share, either to cast one vote per share for each of the five directors to be elected by the holders of the Common Stock or to vote cumulatively by casting five votes per share, which may be distributed in any manner among any number of the nominees. The enclosed form of proxy provides a means for stockholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. If authority to vote for four or fewer of the nominees is withheld, and if there are nominees other than management nominees for the directorships to be filled by the holders of the Common Stock, then the persons named in the enclosed proxy may vote cumulatively by dividing the number of votes represented by the proxy equally among the nominees for which authority to vote is not withheld. If there are no nominees for the five positions to be elected by the holders of Common Stock other than the management nominees set forth herein, it is the intention of the persons named in the enclosed proxy to allocate the votes represented by the proxy evenly among the management nominees. If there should be any additional nominees for such positions, then the persons named in the enclosed proxy will vote cumulatively to elect as many as possible of the management nominees. If it is not possible to elect each of the five management nominees, then the persons named in the enclosed proxy will have discretion as to which of such nominees may be elected.

     Unless a holder of Common Stock who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of those directors for whom authority to vote is withheld because the Company's By-Laws provide that directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

     The holders of Class B Common Stock, voting as a class, are entitled to elect the remaining four of the nine directors of the Company. Each holder of Class B Common Stock has the right to vote, in person or by proxy, the number of shares owned by him for the four directors to be elected by the holders of Class B Common Stock and for whose election he has a right to vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date with respect to persons known to the Company to be the beneficial owners of more than 5% of either class of the Company's voting shares:

                                                                                            AMOUNT AND
                                                                                            NATURE OF
                                                                                            BENEFICIAL        PERCENT OF
          NAME AND ADDRESS OF BENEFICIAL OWNER                    TITLE OF CLASS            OWNERSHIP            CLASS
          ------------------------------------                    --------------            ----------        ----------

Malcolm S. Morris                                              Class B Common Stock               525,006        50.0
  3992 Inverness
  Houston, Texas 77019

Stewart Morris, Jr.                                            Class B Common Stock               525,006        50.0
  #8 West Rivercrest
  Houston, Texas 77042

Artisan Partners Limited Partnership                               Common Stock                 1,781,894(1)     10.7
  1000 North Water Street, #1770
  Milwaukee, Wisconsin 53202

Third Avenue Management LLC                                        Common Stock                 1,392,544(2)      8.3
  767 Third Avenue
  New York, New York 10017

Barclays Global Investors, N.A.                                    Common Stock                 1,088,917(3)      6.5
  45 Fremont Street
  San Francisco, California 94105

Dimensional Fund Advisors, Inc.                                    Common Stock                   980,300(4)      5.9
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

----------

(1) Artisan Partners Limited Partnership reported shared voting and dispositive power with respect to all of such shares in its most recent report on
     Schedule 13G filed January 31, 2003. Artisan Partners is an investment advisor registered under section 203 of the Investment Advisors Act of 1940. The shares reported herein have been acquired on behalf of discretionary clients of Artisan Partners. Persons other than Artisan Partners are entitled to receive all dividends from and proceeds from the sale of those shares.

(2) Third Avenue Management LLC ("TAM") reported sole voting power of 1,326,119 of such shares and dispositive power with respect to all of such shares in its most recent report on Schedule 13G/A filed January 29, 2003. Third Avenue Value Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 1,029,615 of the shares reported by TAM. Third Avenue Value Portfolio of the WRL Series Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 112,900 of the shares reported by TAM. AXP Partners Small Cap Value Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 58,900 of the shares reported by TAM. Third Avenue Value Portfolio of the Third Avenue Variable Series Trust, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 5,400 of the shares reported by TAM. Various clients for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds from the sale of, 191,129 of the shares reported by TAM.

(3) Barclays Global Investors, N.A. reported sole voting and dispositive power with respect to all of such shares in its report on Schedule 13G filed February 12, 2003.

(4) Dimensional Fund Advisors, Inc. reported sole voting and dispositive power with respect to all of such shares in its most recent report on Schedule 13G/A filed February 10, 2003. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes advice to four investment companies registered under the Investment Company Act of 1940. Dimensional also serves as investment manager to certain other commingled group trusts and separate accounts. All securities reported in this schedule are owned by these investment companies, trusts and accounts. Dimensional disclaims beneficial ownership of such securities.

     The holders of the Class B Common Stock have entered into an agreement intended to maintain an equal ownership of shares of Common Stock and Class B Common Stock by Carloss Morris and Malcolm S. Morris, collectively, and by Stewart Morris and Stewart Morris, Jr., collectively. Such agreement also provides for rights of first refusal with respect to Class B Common Stock among themselves in the event of the death, voluntary or involuntary disposition of the shares of Class B Common Stock and upon certain other specified conditions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and certain officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, his or her transactions related to Common Stock or Class B Common Stock. Based solely on a review of the copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 2002 fiscal year, all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met, except that one late filing on Form 4 was made with respect to the grant to Nita B. Hanks of an option to purchase 1,200 shares of Common Stock.

     The following table sets forth information as of the Record Date with respect to each class of the Company's voting shares beneficially owned by executive officers, directors and nominees for director of the Company and by all officers, directors and nominees for director of the Company as a group:

                                                                                 AMOUNT AND NATURE
                                                                                   OF BENEFICIAL           PERCENT OF
                     NAME                               TITLE OF CLASS              OWNERSHIP(1)             CLASS
                     ----                               --------------           -----------------         ----------

Malcolm S. Morris..............................          Common Stock                        200,000(2)            1.2
                                                     Class B Common Stock                    525,006              50.0

Stewart Morris, Jr. ...........................          Common Stock                        200,000(3)            1.2
                                                     Class B Common Stock                    525,006              50.0

Lloyd Bentsen, III.............................          Common Stock                          6,871                 *

Max Crisp......................................          Common Stock                         77,500(4)              *

Nita B. Hanks..................................          Common Stock                          3,766(5)              *

Paul W. Hobby..................................          Common Stock                          3,871                 *

Dr. E. Douglas Hodo............................          Common Stock                          3,871                 *

Gov. John P. LaWare............................          Common Stock                          4,871                 *

Dr. W. Arthur Porter...........................          Common Stock                          3,871                 *

All officers, directors and nominees as a                Common Stock                        504,621               3.0
       group (9 persons).......................      Class B Common Stock                  1,050,012             100.0

----------

* Less than 1%.

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Consists of 200,000 shares subject to stock options (see "Executive Compensation--Option Grants and Exercises" at page 8).

(3) Consists of 200,000 shares subject to stock options (see "Executive Compensation--Option Grants and Exercises" at page 8).

(4) Includes 74,500 shares subject to stock options (see "Executive Compensation--Option Grants and Exercises" at page 8).

(5)  Includes 3,400 shares subject to stock options.

                              ELECTION OF DIRECTORS

     At the meeting, nine directors (constituting the entire Board of Directors) are to be elected. The holders of Common Stock are entitled to elect five directors, and the holders of Class B Common Stock are entitled to elect four directors. All directors of the Company hold office until the next annual meeting of stockholders or until their respective successors are elected and qualify. All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified.

     During 2002, the Board of Directors held six meetings and executed two consents in lieu of meetings. Each director attended each of such meetings. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. See "-Committees of the Board of Directors" at page 7.

COMMON STOCK

     The following persons have been nominated to fill the five positions to be elected by the holders of Common Stock. The management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors of the Company.

NOMINEE, AGE AND POSITION WITH THE COMPANY                                                          DIRECTOR SINCE
------------------------------------------                                                          --------------

Lloyd Bentsen, III, 58, Director................................................................         1995
Nita B. Hanks, 49, Director.....................................................................         1990
Dr. E. Douglas Hodo, 68, Director...............................................................         1988
Gov. John P. LaWare, 75, Director...............................................................         2001
Dr. W. Arthur Porter, 61, Director..............................................................         1993

     Each of such persons was elected to the Company's Board of Directors by the holders of Common Stock at the annual meeting of stockholders held in 2002. It is the intention of the persons named in the proxy for the holders of Common Stock to vote the proxies for the election of the nominees named above, unless otherwise specified.

     Mr. Bentsen is a general partner and co-founder of Triad Ventures, Ltd., a group of venture capital funds with over $50 million of capital that seeks to invest in Texas-based emerging growth companies. Mr. Bentsen also serves as a director of Zonagen, Inc., a development stage biopharmaceutical company. Prior to founding his venture capital firm in 1979, Mr. Bentsen spent ten years with Rotan Mosle, Inc., a regional investment banking firm, as a member of the corporate finance department. Mr. Bentsen is a graduate of Princeton University and holds an MBA from Stanford University.

     For more than the past five years, Mrs. Hanks has been a Senior Vice President of Stewart Title Guaranty Company ("Guaranty"), the Company's largest subsidiary. Mrs. Hanks is Director of Employee Services for the Company and brings a key perspective from the Company's employees to its Board of Directors. Employee costs represent one of the Company's largest expenses.

     Dr. Hodo serves as Chairman of the Company's Audit Committee. Dr. Hodo has served as President of Houston Baptist University for more than the past five years. Dr. Hodo also serves as a director of U.S. Global Investors Funds and chairman of its audit committee.

     Gov. LaWare served on the Board of Governors of the Federal Reserve System from 1988 until 1995. A Harvard graduate, he began his banking career in 1953 at Chemical Bank in New York. During his 25 years with Chemical Bank, Gov. LaWare spent several years as a senior lending officer before organizing its holding company operations and marketing divisions. He also served as Chairman, Chief Executive Officer and a director of Shawmut Corp., a regional bank holding company from, 1980 to 1988. He served as Chairman of Shawmut National Corp., a super-regional bank holding company, in 1988.

     Dr. Porter has served as Dean of the College of Engineering and University Vice President for Technology Development of the University of Oklahoma since 1998. Prior to those appointments, he had served as President and Chief Executive Officer of Houston Advanced Research Center, a nonprofit research consortium, for more than five years. He also had served as an Adjunct Professor of Electrical Engineering at Rice University for more than five years prior to his appointment with the University of Oklahoma. Dr. Porter is also a director of Electro Scientific Industries, Inc., Portland, Oregon, and Bookham Technologies, Oxfordshire, England.

CLASS B COMMON STOCK

     The following persons have been nominated to fill the four positions to be elected by the holders of Class B Common Stock. It is the intention of the persons named in the proxy for the holders of Class B Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified. The management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors of the Company.

NOMINEE, AGE AND POSITION WITH THE COMPANY                                                          DIRECTOR SINCE
------------------------------------------                                                          --------------

Max Crisp, 68, Executive Vice President and Chief Financial Officer,
   Secretary, Treasurer and Director............................................................         1970
Paul W. Hobby, 42, Director.....................................................................         1989
Malcolm S. Morris, 56, Co-Chief Executive Officer
   and Chairman of the Board of Directors.......................................................         2000
Stewart Morris, Jr., 54, Co-Chief Executive Officer, President and Director.....................         2000

     Each of such persons was elected by the holders of the Class B Common Stock at the annual meeting of stockholders held in 2002.

     Mr. Crisp has served as Vice President-Finance (Executive Vice President commencing in 2002), Treasurer and Secretary of the Company and as its Chief Financial Officer for more than the past five years. Mr. Crisp is also Secretary, Treasurer and Vice President-Finance of Guaranty and Stewart Title Company ("Title"), a subsidiary of Guaranty.

     Mr. Hobby serves as Chairman of Genesis Park GP Company LLC and as Vice President of Hobby Communications, L.L.C. Mr. Hobby served as Chairman of Hobby Media Services, Inc., a media software company, from 1995 to 2002 and as Chairman of Columbine JDS Systems from 1995 to 1997. In 1999 and 2000, Mr. Hobby served as a Consultant and Interim Director of CinemaStar Luxury Theaters, Inc. Mr. Hobby also served as Vice President of H & C Communications, Inc. until December 31, 1996. In 1999 and 2001, Mr. Hobby served as a director of Coastal Bancorp, Inc., Aronex Pharmaceuticals, Inc., and Propaganda Films, Inc. Mr. Hobby also serves as a director of EGL, Inc., a transportation, supply chain management and information services company, and Southwest Bancorporation of Texas, Inc.

     Malcolm S. Morris has served as Chairman of the Board and Co-Chief Executive Officer of the Company since January 31, 2000, and as Senior Executive Vice President-Assistant Chairman of the Company for more than five years prior to that time. Malcolm S. Morris has also served for more than the past five years as President and Chief Executive Officer of Guaranty and Chairman of the Board of Title.

     Stewart Morris, Jr. has served as President and Co-Chief Executive Officer of the Company since January 31, 2000, and for more than five years prior to that time as Senior Executive Vice President-Assistant President of the Company. Stewart Morris, Jr. has also served for more than the past five years as President and Chief Executive Officer of Title and Chairman of the Board of Guaranty.

     Stewart Morris, Jr. and Malcolm S. Morris are cousins. Acting together they have the power to direct the management and policies of the Company. Accordingly, they may be deemed to be "control persons" as such term is used in regulations adopted under the Securities Exchange Act of 1934.

ADVISORY DIRECTORS

     In addition to the directors elected by the holders of the Company's Common Stock and Class B Common Stock, the Company has four advisory directors who are appointed by the Company's Board of Directors. The Company's advisory directors receive notice of and regularly attend meetings of the Company's Board of Directors. They provide valuable insights and advice to the Company and participate fully in all deliberations of the Company's Board of Directors but are not included in quorum and voting determinations. Advisory directors receive the same compensation for their services as do the members of the Company's Board of Directors, who are elected by the stockholders of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     Executive Committee. The Executive Committee may exercise all of the powers of the directors, except those specifically reserved to the Board of Directors by law. Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp serve as the members of the Executive Committee. During 2002, the Executive Committee held five meetings at which all members were present and executed 41 consents in lieu of meetings.

     Audit Committee. It is the duty of the Audit Committee to (i) review, with the Company's independent auditors, the scope of the annual audit, (ii) review the independent auditors' management letter and (iii) meet with the Company's internal auditors. The Audit Committee operates under a written charter adopted by the Board of Directors of the Company. The Audit Committee is comprised of Dr. E. Douglas Hodo, Lloyd Bentsen, III, and Paul W. Hobby. During 2002, the Audit Committee held five meetings, at which all members were present. Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

     Nominating Committee. The Nominating Committee is comprised of Dr. W. Arthur Porter and Lloyd Bentsen, III. It is the duty of the Nominating Committee to (i) recommend to the Board of Directors of the Company nominations of persons for election to the Board of Directors of the Company by the holders of Common Stock, (ii) create procedures for identification of nominees, (iii) consider and recommend to the Board of Directors criteria for membership and (iv) receive and consider nominations submitted by stockholders of the Company. In order to be considered by the Nominating Committee, pursuant to the Company's By-Laws, nominations of persons for election by the holders of Common Stock to the Board of Directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2004 must be received by the Company no later than February 15, 2004. The Nominating Committee held one meeting during 2002, at which both members were present.

     Compensation Committee. See "Executive Compensation--Compensation Committee" at page 12 for information with respect to the Company's Compensation Committee.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table summarizes compensation information concerning each of the Company's executive officers for each of the three years ended December 31, 2002.

                                                   SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                        ANNUAL COMPENSATION                       (AWARDS)
                                      -------------------------------------------------------   -------------
                                                                     MINIMUM        VARIABLE                      ALL OTHER
   NAME AND PRINCIPAL POSITION           YEAR          SALARY         BONUS          BONUS      STOCK OPTIONS    COMPENSATION
----------------------------------    ----------     ----------     ----------     ----------   -------------    ------------
                                                         ($)           ($)            ($)         (# shares)          ($)
Stewart Morris, Jr                          2002        150,000        250,000        436,525         25,000          8,669(1)
   President and                            2001        135,000        250,000        250,660         25,000          8,157
   Co-Chief Executive Officer               2000        135,000        250,000             --         25,000          8,079



Malcolm S. Morris                           2002        150,000        250,000        436,525         25,000         10,922(2)
   Chairman of the Board and                2001        135,000        250,000        250,660         25,000         10,369
   Co-Chief Executive Officer               2000        135,000        250,000             --         25,000          9,554



Max Crisp                                   2002        150,000        135,000        342,431         16,500        119,625(3)
   Executive Vice President and             2001        144,000        126,000        239,792         16,500        123,366
   Chief Financial Officer,                 2000        140,000        126,000             --         16,500        118,451
   Secretary and Treasurer



(1) Consists of matching contributions to the Company's 401(k) plan ($2,547), director's fees ($1,800) and $4,322, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

(2) Consists of matching contributions to the Company's 401(k) plan ($2,547), director's fees ($1,800) and $6,575, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

(3) Consists of $110,375 paid to Mr. Crisp under his deferred compensation agreement. See "-Deferred Compensation Agreements" at page 10. Also includes matching contributions to the Company's 401(k) plan ($2,547), director's fees ($1,800) and $4,903, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

     Each executive officer of the Company holds office until the regular meeting of directors following the annual meeting of stockholders or until his successor is duly elected and qualified.

OPTION GRANTS AND EXERCISES

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 2002 to each of the Company's executive officers. All such grants were made on February 1, 2002, under the terms of the Company's 1999 Stock Option Plan. The hypothetical values on the date of grant of stock options granted in 2002 shown below are presented pursuant to the rules of the Securities and Exchange Commission and are calculated under the modified Black-Scholes model (the "Model") for pricing options. This hypothetical value of options trading on the stock markets bears little relationship to the compensation cost to the Company or potential gain realized by an optionee. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Company's Common Stock relative to the exercise price per share of Common Stock issuable under the stock option at the time the stock options are exercised. There is no assurance that the hypothetical present values of stock options reflected in this table actually will be realized.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2002

                                                         INDIVIDUAL GRANTS
                         ---------------------------------------------------------------------------------
                                            PERCENT OF
                                          TOTAL OPTIONS
                             OPTIONS        GRANTED TO       EXERCISE       EXPIRATION       GRANT DATE
       NAME                  GRANTED        EMPLOYEES          PRICE           DATE       PRESENT VALUE(1)
       ----              ---------------  -------------   --------------    -----------   ----------------
                           (# shares)          (%)              ($)                             ($)

Stewart Morris, Jr.....         25,000            29.0           19.10          2/1/12         276,250

Malcolm S. Morris......         25,000            29.0           19.10          2/1/12         276,250

Max Crisp..............         16,500            19.2           19.10          2/1/12         182,325

----------

(1) The grant date present values are calculated under the Model. The Model is a mathematical formula used to value stock options and is based on assumptions regarding the stock's volatility (38.0%), dividend rate (0%), option term (10 years) and a risk-free interest rate (4.80%).

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 2002 by each of the Company's executive officers and the value of unexercised options at December 31, 2002. The Company has not issued any tandem or freestanding stock appreciation rights.

   AGGREGATED OPTIONS EXERCISES IN 2002 AND OPTION VALUES AT DECEMBER 31, 2002

                                                                         NUMBER OF                      VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                  SHARES                             DECEMBER 31, 2002                   DECEMBER 31, 2002
                               ACQUIRED ON       VALUE        -------------------------------     --------------------------------
            NAME                 EXERCISE      REALIZED       EXERCISABLE       UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
            ----               -----------     --------       -----------       -------------     -----------        -------------
                                (# shares)        ($)          (# shares)         (# shares)          ($)                 ($)

Stewart Morris, Jr...........          --            --          175,000                 --       $1,042,480                  --

Malcolm S. Morris............      90,000     1,429,200          175,000                 --        1,042,480                  --

Max Crisp....................          --            --           58,000                 --          118,070                  --

COMPENSATION OF DIRECTORS

     Directors of the Company, other than employees of the Company, receive fees in accordance with the following table:

                                                        AUDIT          AUDIT        OTHER          OTHER
                                                      COMMITTEE      COMMITTEE    COMMITTEE      COMMITTEE
    TYPE OF COMPENSATION            ALL DIRECTORS      CHAIRMAN       MEMBERS      CHAIRMEN       MEMBERS
    --------------------            -------------     ---------      ---------    ---------      ---------

ANNUAL RETAINER:
   Cash.........................    $    12,000       $    5,000                  $   2,000
   Stock(1).....................         10,000

PER MEETING FEES:

   ATTENDANCE IN PERSON:
      Board meeting (2).........          3,000
      Committee meeting.........                                         2,000                     1,500
      Out-of-state travel (3)...          1,000

   ATTENDANCE BY TELEPHONE:
      Board meeting.............          2,000
      Committee meeting.........                                         2,000                     1,500

----------

(1) The annual stock award to directors is valued based on the market value per share of Common Stock on the date of the award.

(2)  The fee for attendance at a Board retreat is $4,000.

(3)  Plus expenses incurred.

     Directors of the Company who are employees receive directors' fees of $150 per meeting. The Company also reimburses each director for the cost of an annual medical examination. In May 2002, Mrs. Hanks was granted, in her capacity as Director of Employee Services for the Company, a 10-year option for 1,200 shares of the Company's Common Stock at an exercise price of $18.74 per share, which was the market value of a share of Common Stock on the option grant date.

DEFERRED COMPENSATION AGREEMENTS

     On March 10, 1986, the Company entered into a Deferred Compensation Agreement with each of Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp (individually, a "Beneficiary"). Pursuant to such agreements, as amended, a Beneficiary or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of income taxes thereon, result in a net annual payment of $66,667 to Max Crisp and $133,333 to each of Malcolm S. Morris and Stewart Morris, Jr. For purposes of such agreements, each Beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a Beneficiary's employment with the Company is terminated by reason of fraud, dishonesty, embezzlement or theft. Any death or income benefits provided to a Beneficiary under certain insurance policies currently maintained by the Company will reduce payments due to such Beneficiary under his Deferred Compensation Agreement.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return of the Russell 2000 Index and the Russell 2000 Financial Services Sector Index (which includes the Company and its major publicly owned competitors) for the five years ended December 31, 2002. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1997 and that all dividends were reinvested.

       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
             RUSSELL 2000 AND RUSSELL 2000 FINANCIAL SERVICES SECTOR

                                    (GRAPH)

                                   1997           1998           1999           2000           2001           2002
                                ----------     ----------     ----------     ----------     ----------     ----------

Company......................   $   100.00     $   201.23     $    93.25     $   155.42     $   138.35     $   149.83

Russell 2000.................       100.00          97.45         118.17         114.60         117.45          93.39

Russell 2000 Financial
   Services Sector...........       100.00          92.81          87.36         105.74         122.28         126.53

COMPENSATION COMMITTEE

     It is the duty of the Compensation Committee to approve the compensation of the executive officers. The Compensation Committee is comprised of Paul W. Hobby, Dr. W. Arthur Porter and, effective April 26, 2002, Gov. John P. LaWare. During 2002, the Compensation Committee held two meetings at which both members then serving were present.

Compensation Committee Report on Executive Compensation

To the Board of Directors of
Stewart Information Services Corporation:

                          COMPENSATION COMMITTEE REPORT

     Compensation Policy. The Compensation Committee of the Board of Directors (the "Committee") is responsible for the oversight and administration of the Company's executive compensation program. The Committee reviews the compensation program of the Company's operating subsidiaries during each year as it deems necessary. The objective of the Company is to provide executive officers of the Company with a compensation package that is fair and reasonable based on their individual levels of responsibility and performance in relation to the compensation of executive officers of other publicly held companies in the title insurance and comparable industries. In making its determinations as to the reasonableness of the Company's executive compensation, the Committee relies in part on the advice of a nationally recognized, independent compensation consulting firm. The principal elements of the Company's executive compensation program are an annual salary, an annual cash bonus and stock option grants.

     Base Salary. For 2002, the base salary level for each of the Co-Chief Executive Officers of the Company increased to $150,000 from $135,000. Historically, base salaries of the Company's executive officers have remained relatively stable from year to year. Since the Company, as a holding company, has no direct payroll, the base salaries of the Company's executive officers are paid at the subsidiary level and are set at levels deemed reasonable by the Committee based upon its subjective evaluation of the executive officer's level of responsibility.

     Annual Bonus. Each of the Co-Chief Executive Officers is eligible to receive an annual cash bonus based on the consolidated income before taxes of Guaranty, including a minimum bonus of $250,000. The Committee believes that the consolidated income before taxes of Guaranty, and the effect thereof on the Company's book value per share, are important determinants over time of the value of the Company's Common Stock. For 2002, the Committee recommended and the Company adopted the following bonus formula for each of the Co-Chief Executive
Officers:

                              GUARANTY CONSOLIDATED INCOME             PERCENT PAYABLE
                                      BEFORE TAXES                         AS BONUS
                              ----------------------------             ---------------

                        Up to $20 million.....................              1.00%

                        $20 million to $40 million ...........              0.75%

                        $40 million to $60 million ...........              0.50%

                        Over $60 million .....................              0.25%

The consolidated income before taxes of Guaranty in 2002 was $154.6 million. Accordingly, each of the Co-Chief Executive Officers received a bonus of $686,525 for 2002.

     Stock Options. Pursuant to the Company's 1999 Stock Option Plan (the "1999 Plan"), in 2002 the

Committee granted options to Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp for 25,000, 25,000 and 16,500 shares, respectively. See "--Option Grants and Exercises" elsewhere in the Proxy Statement in which this report is included. The grant date values of such options were taken into account by the Committee in determining the reasonableness of the recipient officer's annual compensation package. The purpose of the 1999 Plan is to make available to the Committee an additional form of compensation that will align the interests of executive officers with those of the stockholders over a multi-year term. Each of the executive officers is eligible for grants of options at a purchase price not less than the fair market value of the shares on the date of grant.

     The Company's net earnings increased from $2.98 per diluted share in 2001 to $5.30 per diluted share in 2002. The Committee recognizes that the title insurance industry is strongly affected by nationally prevailing interest rates, and the Company's financial results from year to year will depend largely on the level of real estate activity in its primary markets. The Committee subjectively evaluates the performance of the Company's executive officers, including the Co-Chief Executive Officers, with respect to their efforts to provide for the long-term financial well being of the Company and to respond to continuing changes in the industry environment. In 2002, the Committee gave particular consideration to the efforts of the Co-Chief Executive Officers in further developing the Company's automation programs, entering new markets through acquisitions and pursuing opportunities in international markets.


                           Paul W. Hobby                Dr. W. Arthur Porter

                                         Gov. John P. LaWare

                                Members of the Compensation Committee

                        SELECTION OF INDEPENDENT AUDITORS

     KPMG LLP has been selected by the Company as its principal independent auditors for the Company's fiscal year ending December 31, 2003, and served in such capacity for the Company's fiscal year ended December 31, 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

AUDIT AND OTHER FEES

     The following table sets forth the fees billed for services rendered by KPMG LLP for each of the Company's last two fiscal years:

                                            YEAR ENDED DECEMBER 31,
                                        -----------------------------
                                            2002             2001
                                        ------------     ------------
     Audit Fees (1) ...............     $    506,000     $    438,700
     Audit-Related Fees (2) .......          111,100          157,550
     Tax Fees (3) .................           88,000           99,000
     All Other Fees (4) ...........               --           15,950

----------

     (1) Fees for the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years shown.

     (2) Fees for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of the Company's financial statements and that are not reported under "Audit Fees". Primarily represents fees for separate statutory audits of minor subsidiaries and affiliates.

     (3) Fees for professional services rendered by KPMG LLP primarily for tax compliance, in addition to tax advice and tax planning.

     (4)  Fees not included under other captions.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for the general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's standards for Corporate Compliance. The Company's management has primary responsibility for preparing the consolidated financial statements and for the Company's financial reporting process. The Company's independent accountants, KPMG LLP, are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements to accounting principles generally accepted in the United States of America.

     In this context, the Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

     2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

     3. The Audit Committee has received the written disclosures and letters from the independent accountants required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee has approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

     The undersigned members of the Audit Committee have submitted this report:

Dr. E. Douglas Hodo
Lloyd Bentsen, III
Paul W. Hobby

Dated: March 17, 2003

                              CERTAIN TRANSACTIONS

     Stewart Morris is the father of Stewart Morris, Jr. and Carloss Morris is the father of Malcolm S. Morris. Stewart Morris and Carloss Morris are brothers. During the year ended December 31, 2002, Stewart Morris served as a director of Title and Guaranty and as chairman of Title's executive committee, and Carloss Morris served as a director of Title and Guaranty and as chairman of Guaranty's executive committee. Aggregate salaries, bonuses and other compensation for 2002 for Stewart Morris and Carloss Morris were $307,729 and $308,443, respectively.

     During 2002, the Company and its subsidiaries paid a total of $180,064 to the law firm of Morris, Lendais, Hollrah & Snowden, P.C., of which Carloss Morris and Malcolm S. Morris are shareholders. In connection with real estate transactions processed by Title, such firm receives legal fees from its clients who are also customers of Title, and who select such firm as their counsel.

     During 2002, Marietta Maxfield, a sister of Malcolm S. Morris, was a full-time attorney for Guaranty and was paid $115,909 for services rendered in such capacity.

                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock or Class B Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2004 must be received by the Company at its principal executive offices, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, no later than November 22, 2003, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     Proxies for the Company's annual meeting of stockholders to be held in 2004 may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) the Company receives notice, by certified mail, return receipt requested, addressed to the Company's Secretary, not later than the 15th day of February next preceding the meeting, that the matter will be presented at the annual meeting and (ii) the Company fails to include in its proxy statement for the annual meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. The Company has retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist it in soliciting proxies for the proposals described in this proxy statement. The Company has agreed to pay Innisfree a fee for such services, which is not expected to exceed $6,500 plus expenses. In addition to solicitation by use of the mails, certain officers or employees of the Company, and of Innisfree, may solicit the return of proxies by telephone, telegram or personal interview.

                                    By Order of the Board of Directors,

                                    Max Crisp

                                    Secretary

March 21, 2003

PROXY                                                                      PROXY

                    STEWART INFORMATION SERVICES CORPORATION

        THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 25, 2003

     The undersigned appoints Ken Anderson, Jr. and Tannie L. Pizzitola, Jr., and each of them, as proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on April 25, 2003, or at any adjournment thereof.

     Unless otherwise marked, this proxy will be voted FOR the election of the nominees named.

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

    Address Change/Comments (Mark the corresponding box on the reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Continued and to be signed on reverse side.)

                            o FOLD AND DETACH HERE o

                                                                                                                 Please
                                                                                                                 Mark Here
                                                                                                                 for Address    [  ]
                                                                                                                 Change or
The Board of Directors recommends a vote FOR:                                                                    Comments
1. Election of Directors --                                                                                      SEE REVERSE SIDE


FOR all nominees           WITHHOLD             Nominees: 01 Lloyd Bentsen, III, 02 Nita B. Hanks, 03 Dr. E. Douglas Hodo,
 listed at right           AUTHORITY            04 Dr. W. Arthur Porter, 05 Gov. John P. LaWare
(except as marked    to vote for all nominees
 to the contrary)       listed at right         (Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.)
      [  ]                   [  ]

                                                ------------------------------------------------------------------------------------



                                                                      The undersigned acknowledges receipt of the Notice of Annual
                                                                      Meeting of Stockholders and of the Proxy Statement.


                                                                      Date:___________________________________________________, 2003

                                                                      ______________________________________________________________
                                                                                               Signature(s)

                                                                      ______________________________________________________________
                                                                                               Signature(s)

                                                                      Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

                            o FOLD AND DETACH HERE o


                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

     INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11 PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


              INTERNET                                      TELEPHONE                                 MAIL
      http://www.eproxy.com/stc                           1-800-435-6710
Use the Internet to vote your proxy.           Use any touch-tone telephone to                 Mark, sign and date
Have your proxy card in hand when you          vote your proxy. Have your proxy                  your proxy card
access the web site. You will be         OR    card in hand when you call. You will    OR              and
prompted to enter your control                 be prompted to enter your control                return it in the
number, located in the box below, to           number, located in the box below,              enclosed postage-paid
create and submit an electronic                and then follow the directions                       envelope.
ballot.                                        given.


              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.